Exhibit 99.1

IASIS Healthcare Announces First Quarter 2011 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 9, 2011--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal first quarter ended December 31, 2010.

Net revenue for the first quarter totaled $673.3 million, an increase of 7.1%, compared to $629.0 million in the prior year quarter. Adjusted EBITDA for the first quarter totaled $68.2 million, compared to $71.8 million in the prior year quarter. Impacting adjusted EBITDA in the first quarter is $1.4 million in severance-related costs associated with the transition of the Company’s executive management team and $1.7 million in one-time settlement cost related to a terminated contract. Net earnings from continuing operations for the first quarter totaled $16.7 million, compared to $19.3 million in the prior year quarter.

In the first quarter, admissions and adjusted admissions increased 3.8% and 7.7%, respectively, compared to the prior year quarter. Net patient revenue per adjusted admission increased 3.0% in the first quarter, compared to the prior year quarter. On a same-facility basis, admissions and adjusted admissions decreased 4.4% and 1.5%, respectively. Excluding the closure of an obstetrics unit at one of the Company’s hospitals, same-facility admissions decreased 3.0%, while same-facility adjusted admissions were flat, compared to the prior year quarter.

“While we continue to operate in a challenging economic and state budgetary environment, we are excited about the future of our company,” said W. Carl Whitmer, president and chief executive officer of IASIS Healthcare. “Our operational and developmental initiatives are designed to capitalize on a changing healthcare marketplace. During the previous quarter, we welcomed our new chief operating officer and continued our focus on physician alignment and other business development opportunities. We believe that our strategic initiatives and commitment to providing healthcare services of the highest quality will result in continued growth and financial strength.”

A listen-only simulcast and 30-day replay of IASIS’ first quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 9, 2011. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 17 acute care hospital facilities and one behavioral health hospital facility with a total of 3,570 licensed beds and has total annual net revenue of approximately $2.6 billion. These hospital facilities are located in seven regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; four cities in Texas, including San Antonio; Las Vegas, Nevada; West Monroe, Louisiana; and Woodland Park, Colorado. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 197,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock compensation, gain on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)
	Quarter Ended December 31,
	2010	2009
Net revenue:
Acute care revenue	$471,139	$424,660
Premium revenue	202,192	204,297
Total net revenue	673,331	628,957

Costs and expenses:
Salaries and benefits (includes stock compensation of $496 and $121, respectively)	189,913	170,482
Supplies	76,436	65,409
Medical claims	171,334	178,567
Other operating expenses	97,126	84,592
Provision for bad debts	59,614	47,949
Rentals and leases	11,166	10,275
Interest expense, net	16,877	16,732
Depreciation and amortization	24,046	23,877
Management fees	1,250	1,250
Total costs and expenses	647,762	599,133

Earnings from continuing operations before gain on disposal of assets and income taxes	25,569	29,824
Gain on disposal of assets, net	345	104

Earnings from continuing operations before income taxes	25,914	29,928
Income tax expense	9,189	10,591

Net earnings from continuing operations	16,725	19,337
Earnings (loss) from discontinued operations, net of income taxes	(3,208)	46

Net earnings	13,517	19,383
Net earnings attributable to non-controlling interests	(1,771)	(2,028)

Net earnings attributable to IASIS Healthcare LLC	$11,746	$17,355

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	Dec. 31, 2010	Sept. 30, 2010

ASSETS

Current assets:
Cash and cash equivalents	$ 129,246	$ 144,511
Accounts receivable, net	236,094	209,173
Inventories	59,081	53,842
Deferred income taxes	24,854	15,881
Prepaid expenses and other current assets	71,821	65,340
Total current assets	521,096	488,747

Property and equipment, net	997,767	985,291
Goodwill	798,394	718,243
Other intangible assets, net	33,434	27,000
Deposit for acquisition	–	97,891
Other assets, net	35,691	36,022
Total assets	$ 2,386,382	$ 2,353,194

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$ 77,989	$ 78,931
Salaries and benefits payable	35,580	38,110
Accrued interest payable	2,108	12,536
Medical claims payable	116,457	111,373
Other accrued expenses and other current liabilities	100,261	106,614
Current portion of long-term debt and capital lease obligations	7,693	6,691
Total current liabilities	340,088	354,255

Long-term debt and capital lease obligations	1,049,660	1,044,887
Deferred income taxes	108,566	109,272
Other long-term liabilities	64,317	60,162

Non-controlling interests with redemption rights	88,433	72,112

Equity:
Member’s equity	725,056	702,135
Non-controlling interests	10,262	10,371
Total equity	735,318	712,506
Total liabilities and equity	$ 2,386,382	$ 2,353,194

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Quarter Ended December 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$13,517	$19,383
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (earnings) from discontinued operations	3,208	(46)
Depreciation and amortization	24,046	23,877
Amortization of loan costs	810	775
Deferred income taxes	2,539	2,652
Income tax benefit from parent company interest	2,240	2,224
Gain on disposal of assets, net	(345)	(104)
Stock compensation costs	496	121
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(8,334)	(4,332)
Inventories, prepaid expenses and other current assets	(5,956)	4,486
Accounts payable, other accrued expenses and other accrued liabilities	(25,499)	(39,373)
Net cash provided by operating activities – continuing operations	6,722	9,663
Net cash used in operating activities – discontinued operations	(240)	(125)
Net cash provided by operating activities	6,482	9,538

Cash flows from investing activities:
Purchases of property and equipment, net	(15,360)	(12,282)
Cash paid for acquisitions, net	(1,880)	–
Proceeds from sale of assets	–	31
Change in other assets, net	515	659
Net cash used in investing activities	(16,725)	(11,592)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(1,933)	(3,452)
Distributions to non-controlling interests	(3,089)	(3,934)
Costs paid for the repurchase of non-controlling interests, net	–	(13)
Net cash used in financing activities	(5,022)	(7,399)

Change in cash and cash equivalents	(15,265)	(9,453)
Cash and cash equivalents at beginning of period	144,511	206,528
Cash and cash equivalents at end of period	$129,246	$197,075

Supplemental disclosure of cash flow information:
Cash paid for interest	$26,514	$26,393
Cash paid for income taxes, net	$5	$4,000

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended December 31, 2010
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$471,139	$–	$–	$471,139
Premium revenue	–	202,192	–	202,192
Revenue between segments	2,660	–	(2,660)	–
Net revenue	473,799	202,192	(2,660)	673,331

Salaries and benefits (excludes stock compensation)	184,394	5,023	–	189,417
Supplies	76,392	44	–	76,436
Medical claims	–	173,994	(2,660)	171,334
Other operating expenses	90,830	6,296	–	97,126
Provision for bad debts	59,614	–	–	59,614
Rentals and leases	10,722	444	–	11,166
Adjusted EBITDA	51,847	16,391	–	68,238

Interest expense, net	16,877	–	–	16,877
Depreciation and amortization	23,151	895	–	24,046
Stock compensation	496	–	–	496
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	10,073	15,496	–	25,569
Gain on disposal of assets, net	345	–	–	345
Earnings from continuing operations before income taxes	$10,418	$15,496	$–	$25,914
	For the Quarter Ended December 31, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$424,660	$–	$–	$424,660
Premium revenue	–	204,297	–	204,297
Revenue between segments	2,676	–	(2,676)	–
Net revenue	427,336	204,297	(2,676)	628,957

Salaries and benefits (excludes stock compensation)	165,769	4,592	–	170,361
Supplies	65,362	47	–	65,409
Medical claims	–	181,243	(2,676)	178,567
Other operating expenses	78,325	6,267	–	84,592
Provision for bad debts	47,949	–	–	47,949
Rentals and leases	9,904	371	–	10,275
Adjusted EBITDA	60,027	11,777	–	71,804

Interest expense, net	16,732	–	–	16,732
Depreciation and amortization	22,988	889	–	23,877
Stock compensation	121	–	–	121
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	18,936	10,888	–	29,824
Gain on disposal of assets, net	104	–	–	104
Earnings from continuing operations before income taxes	$19,040	$10,888	$–	$29,928

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2010	2009
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	17	15
Licensed beds at end of period	3,570	3,185
Average length of stay (days)	4.9	4.8
Occupancy rates (average beds in service)	45.3%	45.4%
Admissions	26,202	25,253
Percentage change	3.8%
Adjusted admissions	45,312	42,067
Percentage change	7.7%
Patient days	127,807	120,551
Adjusted patient days	211,696	193,223
Outpatient revenue as a % of gross patient revenue	41.0%	39.0%

Same-Facility Hospitals (2)
Number of acute care hospital facilities at end of period	15	15
Licensed beds at end of period	3,185	3,185
Average length of stay (days)	4.9	4.8
Occupancy rates (average beds in service)	44.8%	45.4%
Admissions	24,137	25,253
Percentage change	(4.4)%
Adjusted admissions	41,436	42,067
Percentage change	(1.5)%
Patient days	119,284	120,551
Adjusted patient days	196,045	193,223
Outpatient revenue as a % of gross patient revenue	40.7%	39.0%

(1) Includes the hospitals acquired in the acquisition of Brim Holdings, Inc. (“Brim”), which was effective October 1, 2010. (2) Excludes the impact of the Brim acquisition.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended December 31,
	2010	2009
Consolidated Results
Net earnings from continuing operations	$16,725	$19,337
Add:
Interest expense, net	16,877	16,732
Income tax expense	9,189	10,591
Depreciation and amortization	24,046	23,877
Stock compensation	496	121
Gain on disposal of assets, net	(345)	(104)
Management fees	1,250	1,250
Adjusted EBITDA	$68,238	$71,804

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications